Exhibit 21.1

Popular, Inc.

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation
Banco Popular de Puerto Rico	Puerto Rico
Popular Auto LLC	Puerto Rico
BP Faros del Oeste SPV, LLC	Delaware
BP TL at 2014 SPV, LLC	Delaware
BP Isabela del Mar SPV, LLC	Delaware
BP Las Palmas at Villa Franca SPV, LLC	Delaware
BP Boqueron Country Club SPV, LLC	Delaware
BP Apadh SPV, LLC	Delaware
BP Mansiones de Manantiales SPV, LLC	Delaware
BP Coral SPV, LLC	Delaware
BP Miraflores SPV, LLC	Delaware
BP 650 Plaza SPV, LLC	Delaware
BP Portfolio Holdings LLC	Delaware
BP El Caribe Building SPV, LLC	Delaware
BP Galicia del Mar SPV, LLC	Delaware
BP PCC SPV, LLC	Delaware
BP Grand Bay SPV, LLC	Delaware
BP Ocean Plaza SPV, LLC	Delaware
BP Aventura SPV, LLC	Delaware
BP San Juan Park SPV, LLC	Delaware
BP Coamo Springs SPV, LLC	Delaware
BP Hacienda Bonita SPV, LLC	Delaware
BP Miramelinda Estate SPV, LLC	Delaware
BP Monte Rey Industrial SPV, LLC	Delaware
BP Villas de Campomar SPV, LLC	Delaware
BP Estancias de Parra SPV, LLC	Delaware
BP Villa Tania SPV, LLC	Delaware

Popular Insurance LLC	Puerto Rico
Popular Securities LLC	Puerto Rico
Popular Risk Services LLC	Puerto Rico
Popular Life RE	Puerto Rico
Popular Capital Trust I	Delaware
Popular Capital Trust II	Delaware
Popular International Bank, Inc.	Puerto Rico
Popular Insurance V.I., Inc.	U.S. Virgin Islands

Popular North America, Inc.	Delaware
Banco Popular North America	New York
Popular Equipment Finance, Inc.	Delaware
Popular Insurance Agency USA, Inc.	Delaware
E-LOAN, Inc.	Delaware
Equity One, Inc.	Delaware
Popular ABS, Inc.	Delaware
BanPonce Trust I	Delaware
Popular North America Capital Trust I	Delaware